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Exhibit 10.10

OFFICE LEASE

        This Office Lease (the "Lease") is entered into, and shall be effective, as of the 31st day of January 2001 (the "Effective Date"), by and between Houston Community College System, a local governmental entity organized pursuant to the Texas Education Code ("Landlord") and PROS Revenue Management, Inc., ("Tenant").

1.    Basic Lease Information.    The key business terms used in this Lease are defined as follows:

        A.    "Building" shall mean the building located at 3100 Main Street (Exhibit A-1) and commonly known as the "ComTech Center".

        B.    "Rentable Square Footage of the Building" is deemed to be 531,000 square feet.

        C.    "Premises" shall mean the area shown on Exhibit A-2 to this Lease, as well as any additional areas within the Building which have been leased by Tenant pursuant to the terms of this lease. As of the date of execution of this Lease, the Premises are located on floors 9 and 10. The "Rentable Square Footage of the Premises" or "RSF" is deemed to be 65,831 square feet with respect to the Initial Premises and will increase to 73,200 square feet when the Subsequent Premises is added to the Premises. RSF will increase as additional Premises are leased by Tenant. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and will not be remeasured. The Premises will be located in an area of the Building which will be part of a condominium regime to be created by a "Condominium Declaration" to be filed by Landlord in the Official Records of Harris County, Texas after the date of execution of this Lease. Upon filing of the Condominium Declaration, the description of the Premises area set forth in the Condominium Declaration will become the description of the Premises for the purpose of this Lease.

        D.    "Base Rent "will commence on the later of (i) the Commencement Date; or (ii) a date which is 120 days after the Landlord has substantially completed the Landlord Construction Obligation as set forth in paragraphs 1a through 1g of Exhibit D for the Initial Premises and Subsequent Premises, as well as premises leased pursuant to the First Expansion Option, Second Expansion Option or any Preferential Right Area. Base Rent will be:

BASE RENT	RATE	ANNUAL	MONTH
Initial Premises	$17.50 per RSF	$1,152,042.50	$96,003.54
Subsequent Premises	$17.50 per RSF	$128,957.50	$10,746.46

	Total:	$1,281,000.00	$106,750.00

RENTAL ABATEMENT

Initial Premises

  (1)
  Commencing as of the Commencement Date of the Term of this Lease, the Tenant will be entitled to receive a credit as prepaid Rental of Base Rent equal to $0.3152 per RSF multiplied by the number of months remaining on the Term (up to 60 months) of the Initial Premises, to be applied monthly against Base Rent as it falls due.

Subsequent Premises

  (2)
  Commencing on the Commencement Date of the Subsequent Premises, the Tenant will be entitled to receive a credit as prepaid Rental of Base Rental equal to $0.3152 per RSF multiplied by the number of months remaining on the Term (up to 60 months) with respect to the Subsequent Premises, to be applied monthly against Base Rent as it becomes due.

First Expansion Option

  (3)
  Commencing on the Commencement Date of the First Expansion space (see Rider No. 1) the Tenant will be entitled to receive a credit as prepaid Rental of Base Rental equal to $0.3152 per RSF multiplied by the number of months remaining on the Term of the First Expansion Space up to 60 months, to be applied monthly against Base Rent as it becomes due.

Second Expansion Option

  (4)
  Commencing on the Commencement Date of the Term of the Second Expansion Space (see Rider No. 1) the Tenant will be entitled to receive a credit as prepaid Rental of Base Rental equal to $0.3152 per RSF for each month remaining on the Term of the Second Expansion Space up to 60 months, to be applied monthly against Base Rent as it becomes due.

Preferential Right Area

  (5)
  Commencing as of the Commencement Date of the Term of any Leased Space within the Preferential Rights Area (see Rider No. 1), the Tenant will be entitled to receive a rebatement of the Base Rental equal to $0.3152 per RSF multiplied by the number of months remaining on the Term (up to 60 months) with respect to space leased pursuant to a Preferential Right, to be applied monthly against Base Rental as it becomes due.

        E.    "Tenant's Pro Rata Share" is equal to the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Building and currently equals 12.3976% with respect to the Initial Premises and will increase to 13.7853% when the Subsequent Premises is added to the Premises.

        F.     "Base Year" for Operating Expenses: 2001.

        G.    "Term": The Term for the Initial Premises will be 60 months and the Term for the Subsequent Premises will be equal to the remaining term of the Lease on the Initial Premises. Notwithstanding the above, Tenant may at any time prior to June 1, 2002 elect to extend the Term of the Initial Premises and Subsequent Premises so that the Term for the Initial Premises and the Subsequent Premises will equal 60 months from the Commencement Date of the Subsequent Premises. All other items and conditions, including Base Rent, will remain the same.

        H.    "Commencement Date": The Lease Commencement Date will be June 1, 2001 subject to Force Majeure so long as the Landlord has substantially completed the Landlord Construction Obligation as set forth in paragraphs 1a through 1g of Exhibit D. The Landlord will complete the Landlord Construction Obligation with respect to the Initial Premises on or before February 1, 2001. The Commencement Date with respect to the Subsequent Premises will be no later than June 1, 2002, so long as the Landlord has completed the Landlord Construction Obligation at least 120 days prior to such date.

        I.     "Landlord Completion Date" will be the date the Landlord has substantially completed the Landlord Construction Obligation as set forth in paragraphs 1a through 1g of the attached Exhibit D, which will be December 31, 2000 with respect to the Initial Premises.

        J.     "Security Deposit": $96,003.54 to be increased to $106,750 on or before the Commencement date of the Subsequent Premises provided that after the expiration of 60 months following the

Commencement Date, the Security Deposit shall be refunded to Tenant, so long as no default has occurred under this Lease during such period.

        K.    "Permitted Use": General office and related office uses.

        L.    "Notice Addresses":

        On or after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

with a copy to:
PROS Revenue Management 3223 Smith Street Houston, Texas 77006 Attention: James Brock	Oppel, Goldberg & Saenz, P.L.L.C. 440 Louisiana, Suite 200 Houston, Texas 77002 Attention: Charles Goldberg
Landlord:	With a copy to:
Houston Community College System 3100 Main Street, 12th Floor Houston, Texas 77002 Attention: Facilities Manager	J. M. Little & Associates, P.C. Attorneys at Law 5718 Westheimer, Suite 1840 Houston, Texas 77057

        Rent (defined in Section 4.A.) is payable to the order of Landlord, 3100 Main Street, 12th Floor, Houston, Texas 77002.

        M.   "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

        N.    "Landlord Work" means the work that the Landlord is obligated to perform in or to the Premises pursuant to Exhibit D.

        O.    "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including but not limited to the Americans with Disabilities Act ("ADA") and all laws pertaining to the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §960 et. seq. ("CERCLA").

        P.     "Normal Business Hours" for the Building are 7:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 12:00 P.M. on Saturdays.

        Q.    "Property" means the Building and the parcel(s) of land on which it is located as more fully described on Exhibit A-1 together with all other buildings and improvements located thereon; and the Parking Facilities and other improvements serving the Building, if any, and the parcel(s) of land on which they are located.

        R.    "Default" means a default which has not been cured.

2.    Lease Grant.    Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas"), but specifically excluding any portion of any "common areas" on any full floor leased by Landlord to third parties or any full floor utilized by Landlord.

3.    Term; Adjustment of Commencement Date; Possession.

        A.    Term.    The Term of this Lease will commence on the Commencement Date and, unless terminated early in accordance with this Lease, continue through the last day of the Term specified in Section 1.G. (the "Expiration Date"). If Landlord is delayed in delivering possession of the Premises or any other space due to any reason, including Landlord's failure to Substantially Complete the Landlord Construction Obligation by the Landlord Completion Date, such delay will be a default by Landlord and at Tenant's option, the Tenant may, upon 60 days prior written notice cancel this Lease, unless within such period Landlord has cured such default. If Landlord is so delayed, the Commencement Date shall be postponed until the date Landlord delivers possession of the Initial Premises to Tenant and the Expiration Date shall be postponed by an equal number of days. Promptly after the determination of the Commencement Date, Landlord and Tenant will enter into a commencement letter agreement in the form attached as Exhibit C. If Tenant fails to execute such commencement letter agreement, the Commencement Date shall be deemed to be the date certified as the Commencement Date by the Landlord. Notwithstanding any other provision of this Lease to the contrary, if the Expiration Date would occur on a date other than the last day of a calendar month, then the Expiration Date shall be automatically extended to the last day of such calendar month.

        B.    Substantial Completion.    The Landlord Work shall be deemed to be "Substantially Complete" on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant's ability to proceed with any Tenant Improvements approved by Landlord.

        C.    Acceptance of Premises.    Subject to Landlord's obligation to perform the Landlord Work and Landlord's repair obligations under Section 10.B, the Premises are accepted by Tenant in "AS IS WHERE IS" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that no representations or warranties have been made by the Landlord regarding the condition of the Premises or the Building except as may be specifically set forth in this Lease.

        D.    Possession of Premises Prior to Commencement Date.    If Tenant takes possession of the Premises or commences business activities at the Premises before the Commencement Date with Landlord's permission, such possession and occupancy will be subject to the terms and conditions of this Lease, however, during this period Tenant will not be required to pay Rent for any days of possession before the Commencement Date. A Certificate of Occupancy must be issued to permit possession by the Tenant for any reason other than for the purpose of constructing Tenant Improvements pursuant to Landlord approved Construction Documents, installing furniture, equipment or other personal property.

4.    Rent.

        A.    Payments.    As consideration for this Lease, commencing on the dates specified in paragraph 1D with respect to the applicable premises therein specified, Tenant will pay Landlord, without any setoff or deduction, unless a setoff is specifically permitted by an express provision of this Lease, the total amount of Base Rent and Additional Rent due and payable for the Term in the manner set forth in this Lease. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord, subject to the prepaid rental credit specified in paragraph 1d. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant will pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent will be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent will be by good and sufficient check acceptable to Landlord. If the Term commences on a day other than the first day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of any Excess Operating Expenses (defined in Section 4.B.) for the month will be prorated on a daily basis based on a 360 day calendar year. Landlord's acceptance of less than the correct amount of Rent will be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Lease or applicable Law, unless a setoff is specifically permitted by an express provision of this Lease. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

        B.    Excess Operating Expenses.    Tenant will pay Tenant's Pro Rata Share of the amount, if any, by which Operating Expenses (defined in Section 4.D.) for each calendar year during the Term exceed Operating Expenses for the Base Year (the "Excess Operating Expenses"). In no event will Base Rent be reduced if Operating Expenses for any calendar year are less than Operating Expenses for the Base Year No later than January 1 of each calendar year, Landlord will provide Tenant with a good faith estimate of the Excess Operating Expenses for such calendar year during the Term. On or before the first day of each month, Tenant will pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess Operating Expenses. If Landlord determines that its good faith estimate of the Excess Operating Expenses was incorrect, Landlord will within a reasonable period of time provide Tenant with a revised estimate. If Landlord does not provide Tenant with an estimate of the Excess Operating Expenses by January 1 of a calendar year, Tenant will continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment will be made for any month for which Tenant paid monthly installments based on the previous year's estimate(s). Tenant will pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment will be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent, at Tenant's option. The obligation of Tenant to pay for Excess Operating Expenses as provided herein will survive the expiration or earlier termination of this Lease.

        C.    Reconciliation of Operating Expenses.    Within 120 days after the end of each calendar year or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses and Excess Operating Expenses for such calendar year. If the estimated Excess Operating Expenses paid by Tenant for such calendar year are more than the actual Excess Operating Expenses for such calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due; provided, if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Excess Operating Expenses paid by Tenant for the prior calendar year are less than the actual Excess Operating Expenses for such year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Operating Expenses, any underpayment for the prior calendar year.

        D.    Operating Expenses Defined.    "Operating Expenses" means all costs and expenses incurred or accrued in each calendar year in connection with the ownership, operation, maintenance, management, repair and protection of the Property which are directly attributable to and reasonably allocable to the Building or Property, including Landlord's personal property used in connection with the Property and including, but not limited, to all reasonable costs and expenditures relating to the following:

  (1)
  Operation, maintenance, repair and replacements of any part of the Property, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and security systems; materials and supplies (such as light bulbs and ballast); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

  (2)
  Administrative and management fees, including accounting, information and professional services (except for negotiations and disputes with specific tenants not affecting other parties);

    management office(s); and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management.

  (3)
  Janitorial service; window cleaning; waste disposal; gas, water and sewer and other utility charges (including add-ons); and landscaping, including all applicable tools and supplies.

  (4)
  Property, liability and other insurance coverages carried by Landlord, including deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

  (5)
  Real estate taxes, assessments, business taxes, excises, association dues directly related to the Property, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, including interest on installment payments, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, operation or possession of the Property (including, without limitation, personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property), or substituted, in whole or in part, for a tax previously in existence by any taxing authority, or assessed in lieu of a tax increase, or paid as rent under any ground lease. Real estate taxes do not include Landlord's income, franchise or estate taxes (except to the extent such excluded taxes are assessed in lieu of taxes included above). The Tenant's share of real estate taxes for the Building will be based upon that portion of the Building which is assessed for taxation by the Harris County Appraisal District ("HCAD"). The Tenant's share of such real estate taxes will be a fraction, the denominator of which will be that portion of the Building which is assessed for taxation by HCAD and the numerator of which will be the Premises. Real estate taxes for the Parking Facility, if any, will be based upon Tenant's Prorata Share.

  (6)
  Compliance with Laws, including license, permit and inspection fees; and all expenses and fees, including attorneys' fees and court costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlord's reasonable costs).

  (7)
  Security services, to the extent provided or contracted for by Landlord.

  (8)
  Goods and services purchased from landlord's subsidiaries and affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods and services and under similar circumstances (except no such limitation shall apply in emergencies).

  (9)
  Depreciation (or amortization) of capital expenditures incurred: (A) to conform with Laws; (B) to provide or maintain building standards (other than building standard tenant improvements); or (C) with the intention of promoting safety or reducing or controlling increases in Operating Expenses, such as lighting, retrofit and installation of energy management systems. Such expenditures shall be depreciated or amortized uniformly over a reasonable period of time determined by Landlord, together with interest on the undepreciated or unamortized balance at the Prime Rate (hereinafter defined) (as of the date incurred) plus 2%.

  (10)
  Utilities used in the operation, maintenance and use of the Property (including all premises occupied by tenants); sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Property, and other costs of providing utility services to the Property.

        E.    Exclusions from Operating Expenses.    Operating Expenses exclude the following expenditures:

  (1)
  Leasing commissions, attorneys' fees and other expenses related to leasing tenant space and constructing improvements for the sole benefit of an individual tenant.

  (2)
  Goods and services furnished to an individual tenant of the Building above building standard which are separately reimbursable directly to Landlord in addition to Excess Operating Expenses.

  (3)
  Repairs required because of casualty or condemnation damage to the extent of insurance or condemnation proceeds actually received by Landlord.

  (4)
  Except as provided in Section 4.D(9), depreciation, amortization, interest payments on any encumbrances on the Building and the cost of capital improvements or additions and replacements.

        F.     Proration of Operating Expenses; Adjustments.    If Landlord incurs Operating Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Property and the other buildings or properties. If the Building is not 100% occupied during any calendar year or if Landlord is not supplying services to 100% of the total Rental Square Footage of the Building at any time during a calendar year, Operating Expenses shall be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for its Pro Rata Share of Operating Expenses based on increases over a "Base Year" and Operating Expenses for a calendar year are determined as provided in the prior sentence, Operating Expenses for the Base Year shall also be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rental Square Footage of the Building. The extrapolation of Operating Expenses under this Section shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that are impacted by changes in the occupancy of the Building.

        G.    Audit Rights.    Within 60 days (the "Audit Election Period") after Landlord furnishes its statement of actual Operating Expenses for any calendar year (including the Base Year), Tenant may, at its expense during Landlord's normal business hours, elect to audit Landlord's Operating Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured event of default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a "contingency fee" basis; (4) the audit shall commence within 30 days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude 90 days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord's business; (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord's confidentiality agreement for Landlord's benefit prior to commencing the audit; and (7) the accounting firm's audit report shall, at a no charge to Landlord, be submitted in draft form for Landlord's review and comment before the final audit report is delivered to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. This paragraph shall not be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including estimated Excess Operating Expenses. Landlord shall credit any overpayment determined by the approved audit against the next sums due and owing by Tenant or, if such credit shall equal an amount greater than one months' Rent, or if no further Rent is due, refund such overpayment or the amount thereof in excess of one month's Rent directly to Tenant. Likewise, Tenant shall pay Landlord any underpayment determined by the approved audit within 30 days of determination. The foregoing obligations shall survive the Expiration Date. If Tenant does not give written notice of its election to audit Landlord's Operating Expenses during the

Audit Election Period, Landlord's Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If Tenant's audit should reveal that Tenant has been overcharged for excess operating expense by a sum greater than 10% and such overcharge is confirmed by Landlord's own audit conducted by an independent certified public accounting firm, then in such case Landlord will reimburse the Tenant the reasonable cost incurred by Tenant's auditors.

        H.    Parking Permits/Charges.    The Tenant will be entitled to parking permits for use in the Parking Facility based upon a ratio of 4 permits per 1,000 RSF NRF on the first 73,200 sq. feet leased by Tenant. Thereafter the ratio will be 3 permits per 1,000 RSF. The Tenant will be obligated to take and pay for 230 parking permits on the Lease Commencement Date. The Tenant will be obligated to take and pay for an additional 63 parking permits on the Commencement Date of the Subsequent Premises. Landlord will use reasonable efforts to make any excess unused permits available to Tenant on a month-to-month basis. The current market rate for unreserved space permits—subject to change during the term of this Lease—is $45 plus tax per month. If the rate should change, Tenant will not pay a rate in excess of the market rate for such permits.

5.    Compliance with Laws; Use.    The Premises will be used only for the Permitted Use and for no other use whatsoever. Tenant will not use or permit the use of the Premises for any purpose which is illegal, creates obnoxious odors (including but not limited to tobacco smoke), noises or vibrations, is dangerous to persons or property, could increase Landlord's insurance costs, or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation of the Building. Except as provided below, the following uses are expressly prohibited in the Premises; government offices or agencies; personnel agencies; collection agencies; credit unions; telemarketing or reservation centers; medical treatment and health care; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord's reasonable opinion, impair the reputation or quality of the Building, overburden any of the Building systems, Common Areas or parking, impair Landlord's efforts to lease space or otherwise interfere with the operation of the Property. Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises only so long as they do not, in the aggregate, occupy more than 10% of the Rental Square Footage of the Premises or any single full floor (whichever is less): (A) the following services provided by Tenant exclusively to its employees: schools, training and other educational services; credit unions; and similar employee services; and (B) the following services directly and exclusively supporting Tenant's business; telemarketing; reservations; storage; debt collection; and similar support services. Subject to completion of Landlord's Construction Obligation, Tenant shall comply with all Laws, including the ADA as well as any law, rule or regulation which must be complied with to obtain a Certificate of Occupancy, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices Tenant receives regarding a violation of alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations (or modifications thereto) adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Whenever a conflict shall arise between the language of this Lease and the rules and regulations, the terms of this Lease shall prevail.

6.    Security Deposit.    The Security Deposit will be delivered to Landlord 30 days prior to the point in time when the Base Rent Credit specified in paragraph 1D(1) has been exhausted and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant after any applicable cure period. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (A) the determination of Tenant's Pro Rata Share of any Excess Operating Expenses for the final year of the Term; (B) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (C) the Expiration Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.    Services to be Furnished by Landlord.

        A.    Standard Services.    Landlord agrees to furnish Tenant with the following services during the Term:

  (1)
  Water service for use in the lavatories on each floor on which the Premises are located—24 hours a day 7 days a week.

  (2)
  Heating, ventilation and air condition service ("HVAC") as appropriate for the season will be provided during the hours, and at the temperature levels set forth below or as may be established by applicable governmental guidelines. In the absence of governmental guidelines HVAC service will be provided during normal business hours 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 12:00 noon on Saturday in a temperature range between 68° to 72°. The temperature range after hours and Holiday service will be between 66° to 78°. After hour and Holiday service within the specified temperature range will be provided at no additional cost. Tenant, after giving such advance notice as is reasonably required by Landlord, and subject to the capacity of the Building systems, may request HVAC service in "excess" of the above. Tenant will pay Landlord the standard charge for the additional service which will be $40 per hour per floor during the initial 60 months of this Lease and thereafter at a rate established by Landlord for the Building.

  (3)
  Maintenance and repair of the Property as described in Section 10.B, including replacement of building standard fluorescent bulbs and ballasts.

  (4)
  Janitor service five days per week (excluding Holidays), as determined by Landlord. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services. Janitor service will be generally in conformity with the Janitorial Schedule attached as Rider No. 2.

  (5)
  Elevator service during normal business hours will be provided. After hours, elevator service is also available, but with a reduced number of cabs. Freight elevator service is available, subject to proper authorization and Landlord's policies and procedures for use of the freight elevator(s) in the Building. Subject to the approval of the Landlord, the Tenant at its expense may install a security access system to limit elevator access by third parties at Tenant's Premises. Any security system installed by Tenant must be approved by Landlord and must be in compliance with Landlord's systems.

  (6)
  Exterior window washing at such intervals as determined by Landlord, but in no event less than 2 times per year.

  (7)
  Electricity to the Premises (during normal business and after hours) for general office use, in accordance with and subject to the terms and conditions in Article 8.

  (8)
  On-site security personnel and equipment for the Building and Parking Facility will include, at a minimum 2 guards on a twenty-four hour basis and camera monitoring of all entrances/exits of the Building and Parking Facility; provided however, the Tenant agrees that Landlord will not be responsible for the adequacy or effectiveness of such security provided that (i) Landlord has exercised reasonable care in the selection of the security contractor and equipment; and (ii) the scope and extent of the security services contracted or implemented by Landlord are generally in keeping with the standards of other comparable office buildings in the Midtown Area of Houston Texas."

    Notwithstanding the above, Landlord will have the right to provide the above security service through its own police department and/or personnel without further guaranteeing the adequacy or effectiveness of such service.

  (9)
  Signage.    Tenant will have the right to signage on the granite walls at the corner of Travis and Elgin and Main and Elgin. Landlord will provide an area for identification signage for Tenant directing its visitors to the parking garage. Tenant's directional signage regarding visitors parking in the garage shall be placed in a mutually acceptable location. All exterior signage (including Building and parking garage signage) shall be at Tenant's sole cost and expense and its design and appearance will be subject to written approval by Landlord at its sole discretion. Such approval by Landlord will not be unreasonably withheld, delayed or denied.

  (10)
  Landlord will provide up to 25 tons of chilled water for the sole purpose of operating Tenant's supplemental air conditioning equipment in its computer room and its UPS backup system. Tenant will pay for (i) the actual usage of chilled water on a 24-hour basis pursuant to Landlord's established BTU rate to be charged to Tenant and other tenants of the Building for such chilled water usage; (ii) all electrical costs associated with the operation of connecting Tenant's supplemental AC equipment (pursuant to Article 8 of the Lease); an (iii) any and all costs associated with connecting Tenant's supplemental AC equipment to the Building's chilled water unit (including but not limited to all costs associated with riser pipe, electrical conduits and electrical connections). The installation of any supplemental AC equipment will be installed in accordance with Article 10 of the Lease.

        B.    Service Interruptions.    Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment (not attributable to Landlord's gross negligence), the performance of repairs, improvements or alterations, or the occurrence of any other event or cause whether or not within the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Paragraph 15), arising out of or in connection with the failure of any security services, personnel or equipment (not attributable to Landlord's gross negligence or willful misconduct). Provided, however, if there is a cessation of HVAC service, electrical service, water service or elevator service which renders the Premises untenable for a period of 5 business days, Rental will abate until such services has been reasonably re-established. If such essential services have not been reasonably re-established within a 45-day period after their initial termination, Tenant, upon 30 days prior written notice, may cancel this Lease unless within such notice period essential services are re-established.

        C.    Third Party Services.    If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, such as private security systems or telecommunications services serving the Premises, Tenant shall procure such service directly from a reputable third party service provider ("Provider") for Tenant's own account. Tenant shall require each Provider to comply with the Building's rules and regulations, all Laws, and Landlord's reasonable policies and practices for the Building. Tenant acknowledges Landlord's current policy that requires all Providers utilizing any area of the Building outside the Premises to be approved by Landlord and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord advance written notice sufficient for such purposes.

        D.    Technology & Communications.    Tenant shall have the right, at no cost during the initial term to (i) utilize Landlord's designated riser space in the building for Tenant's cabling between the Premises and to connect to Tenant's telecommunications service providers; (ii) Landlord designated area on the rooftop for Tenant's installation of a microwave tower, antenna, and up 3 satellite dishes (which microwave tower, antenna, and satellite dishes shall be for use only by Tenant and its permitted assigns or subtenant); and (iii) a pad (if required) in the Parking Facility, or other mutually acceptable location, for an emergency generator and diesel fuel tank (which generator and fuel tank shall be for use only by Tenant and its permitted assignees or subtenants), and the right to install and maintain cabling and wiring between the Lease Area and such generator through any trays, chases and risers in the Parking Facility and the Building. The type of equipment discussed in this section, as well as the manner of installation and location of installation of such equipment, shall be subject to Landlord's prior written approval such approval not to be unreasonably withheld, delayed, or denied. Landlord will charge Tenant is actual cost in order to supervise any engineering or construction related to this technology and communications section. Notwithstanding the above, should any modifications or improvements to any existing riser or chase space in the Building and Parking Facility be necessary to provide adequate riser or chase capacity for Tenant's purposes, any such modification or improvement shall be at Tenant's sole cost and expense.

8.    Use of Electrical Services by Tenant.

        A.    Landlord's Electrical Service.    Landlord will furnish building standard electrical service to the Premises sufficient to operate customary lighting, office machines and other equipment of similar low electrical consumption, provided, however, the foregoing will consist of a 2 watts per RSF for high voltage and at 4 watts per RSF for low voltage ("Tenant's Electrical Allowance").

        B.    Selection of Electrical Service Provider.    Landlord reserves the right to select the provider of electrical services to the Building and/or the Property ("Electrical Provider"). To the fullest extent permitted by Law, Landlord shall have the continuing right, upon 30 days written notice, to change such utility provider and install such components as may be necessary in order to deliver electricity to the Premises. All charges and expenses incurred by Landlord due to any such changes in electrical services, including maintenance, repairs, installation and related costs, shall be included in the electrical services costs referenced in Section 4.D(10).

        C.    Excess Electrical Service.    Tenant's use of electrical service is for normal office use and Tenant's consumption of electricity will not exceed, either in voltage, rated capacity or overall load beyond the Tenant Electrical Allowance set out in this Lease. If Tenant requests permission to consume excess electrical service, Landlord will consent to such excess service so long as Tenant complies with conditions reasonably required by Landlord (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units). The costs of any approved additional consumption (to the extent permitted by Law), installation and maintenance and usage (via submetering) will be paid by Tenant.

        D.    Submetering.    In the event any electrical equipment in the Premises is separately submetered for the purposes of monitoring Tenant electrical consumption in excess of the Tenant Electrical Allowance, Tenant will pay for Tenant's actual excess electrical consumption monthly in arrears at the same rate as that charged to Landlord, or separately billed to Tenant by the Electrical Provider. Tenant will remain obligated to pay Tenant's Pro Rata Share of the cost of electrical services as provided in Section 4.D (10).

9.    Tenant Improvements.    All improvements to the Premises installed by Landlord or Tenant (collectively, "Tenant Improvements") will be owned by Landlord and will remain upon the Premises without compensation to Tenant. However, Tenant, by written notice to Landlord, may remove, at Tenant's expense, any or all of the following on or before the Expiration Date (or earlier termination): (1) any Tenant Improvements that were installed by the Tenant that are in excess of the costs associated with standard office improvements; and (2) Tenant's personal property (collectively, "Tenant's Removable Property"). Tenant will be required to remove any batteries, generators, fuel tanks and security systems (not including interior wiring) installed by Tenant. The Tenant will replace all Removed "Tenant Improvements" which were in "excess of standard" with leasehold improvements which would be considered STANDARD, in order to leave the Premises in a reasonably leaseable/useable condition by an office tenant. Tenant's Removable Property shall be removed by Tenant before the Expiration Date or date of termination of this Lease, if earlier than the Expiration Date, provided that upon Landlord's prior written consent, which shall not be unreasonably withheld, Tenant may remain in the Premises for up to five days after the Expiration Date for the sole purpose of removing Tenant's Removable Property. Tenant's possession of the Premises for such purpose shall be subject to all terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Tenant's Removable Property. If Tenant fails to remove any of Tenant's Removable Property, Landlord may, to the fullest extent permitted by Law: (1) treat such Tenant's Removable Property as abandoned by Tenant with full rights of ownership in Landlord; (2) remove and store any of Tenant's personal property at Tenant's expense with reimbursement by Tenant to Landlord upon demand; and/or (3) sell or dispose of such Tenant's Removable Property without delivering any proceeds to Tenant. To the fullest extent permitted by applicable Law, any unused portion of Tenant's Security Deposit may be applied to offset Landlord's costs set forth in the preceding sentence. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section 10.C.), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as Tenant's Removable Property.

10.    Repairs and Alterations.

        A.    Tenant's Repair Obligations.    Tenant will, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by Tenant, including related HVAC balancing; and (9) all of Tenant's furnishings, trade fixtures, equipment and inventory. All work shall be performed in accordance with the rules and procedures described in Section 10.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency and any notice of default given pursuant to Section 19.B. describing such failure shall be deemed to constitute such notice), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 7.5% of the cost of the repairs.

        B.    Landlord's Repair Obligations.    Landlord will keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the costs of such repairs or maintenance to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 7.5% of the cost of the repairs.

        C.    Alterations.    Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building including its initial tenant buildout (collectively, "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed so long as (i) the buildout is in conformity with the general guidelines and operating criteria of the Building and (ii) will provide for the complete buildout of the Premises to at least a "Building Standard" level buildout. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Minor Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from outside the Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Minor Alterations shall be subject to all the other provisions of this Section 10.C. Prior to the commencement of any construction, Tenant will submit to the Landlord a complete set of architectural and construction drawings and plans and specifications showing the build out, the modification to any MEP systems, as well as all other improvements to be constructed, altered or modified by the Tenant in the Premises ("Construction Documents"). Within 10 days after submission of such Construction Documents, the Landlord will (i) approve and return the Construction Documents to the Tenant; or (ii) provide the Tenant with Landlord's written changes to the Construction Documents in order to reasonably accommodate Landlord's requested modifications. In the event the Landlord fails to respond or comment on the Construction Documents within such 10 day period, same will be deemed approved. The Tenant must also deliver to Landlord the names of all contractors who must be reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. All Alterations or Minor Alterations must be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord in its reasonable discretion as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant will reimburse Landlord within 30 days after receipt of an invoice for all reasonable sums paid by Landlord for third party examination of Tenant's plans for Alterations. The Landlord will be entitled to supervise and monitor all construction in order to verify compliance with Landlord approved Construction Documents, however, Landlord's supervision will be without cost to Tenant and will not be deemed to modify, amend, or alter in any manner the terms of this Lease or the Landlord approved Construction Documents. The Landlord will have the right to stop construction in the event it determines that construction is not substantially in accordance with the Landlord approved Construction Documents. Upon completion, Tenant shall furnish "as-built" plans (except for Minor Alterations), completion affidavits, full and final waivers of lien and receipts bills covering all labor and materials. Tenants shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of any Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use. Tenant acknowledges that Landlord is not an architect or engineer, and that the Alterations will be designed and/or constructed using independent architects, engineers and contractors reasonably approved by Landlord. Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Laws or be free from errors or omissions, nor that the Alterations will be free from defects, and Landlord will have no liability therefor. Approved Landlord Construction Documents will not be interpreted to have modified the terms and conditions of the Lease, and to the extent any Construction Document or Landlord approved Construction Document does not comply with the terms and conditions of the Lease, then same is expressly disapproved. Modification of the Lease may only occur through written lease modifications, signed by both the Landlord and the Tenant and not through any "deemed approval" process or through the process of obtaining approved Construction Documents. Construction Documents must comply with Landlord policies concerning (i) communications and fire alarm services; (ii) electrical design parameters, including harmonic distortion; (iii) floor load capacity; and (iv) HVAC requirements.

11.    Entry by Landlord.    Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants' premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions but will endeavor to do so at times which will not unduly inconvenience the Tenant. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours; provided, however, that Landlord is not required to conduct work on weekends of after Normal Business Hours if such work can be conducted without closing the Premises. Entry by Landlord for any such purposes shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent.

12.    Assignment and Subletting.

        A.    Landlord's Consent Required.    Except in connection with a Permitted Transfer (defined in Section 12.D), Tenant may not assign, transfer or encumber any interest in this Lease or sublease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not elect to exercise its termination rights under Section 12.B below. Without limitation, Tenant agrees that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord reasonably uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee is a governmental agency; (3) the proposed transferee is a present occupant of the Building (but only if Landlord has available space within the Building which could accommodate the proposed transferee); (4) Landlord is engaged in active lease negotiations with the proposed transferee for other premises in the Building; (5) an event of default exists under this Lease; (6) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer and as such would increase Landlord's or other tenants Operating Expenses; (7) the proposed transferee's use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (8) the use, nature, business, activities or reputation in the business community of the proposed transferee (or its principals, employees or invitees) are not acceptable to Landlord;; or (9) the proposed transferee is currently involved in litigation with Landlord or any of its affiliates. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant's sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article is voidable at Landlord's option. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

        B.    Consent Procedure; Termination.    As part of its request for Landlord's consent to a Transfer or notification to Landlord of a Permitted Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 20 days of its receipt of the required information and documentation, either (1) consent to the Transfer or approve the Permitted Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) refuse to consent to such proposed assignment or sublease if same is not a Permitted Transfer. The failure of the Landlord to respond will be deemed an approval by the Landlord of such proposed transfer.

        C.    Payment to Landlord.    If the aggregate consideration paid to Tenant for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), Tenant shall pay Landlord 50% of such excess (after deducting therefrom reasonable leasing commissions and all reasonable costs associated with the Transfer). Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. If Tenant is in Monetary Default (defined in Section 19.A.), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

        D.    No Consent Requested.    Tenant may assign its entire interest under this Lease without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) no event of default shall have occurred under this Lease; (2) The Assignee shall have a net worth which is at last equal to the greater of Tenant's net worth at the date of this Lease; (3) no portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (4) Tenant's successor's use of the Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; and (5) Tenant shall give Landlord written notice at least 60 days prior to the effective date of the proposed assignment. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, the assignee shall sign a commercially reasonable form of assumption agreement.

13.    Liens.    Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant. If a lien is so placed, Tenant shall, within 10 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of the Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorney's fees within 30 days after receipt of an invoice from Landlord.

14.    Intentionally Omitted

15.    Insurance.

        A.    Tenant's Insurance.    Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $4,000,000.l00 (coverage in excess of $1,000,000.00 may be provided by way of an umbrella or excess liability policy); (2) All Risk Property insurance, subject to a replacement cost valuation policy covering all of Tenant's trade fixtures, and any improvements made to the Premises by Tenant, equipment, furniture and other personal property within the Premises ("Tenant's Property"); (3) Business Interruption insurance written on an actual loss sustained form or subject to sufficient limits to address reasonably anticipated business interruption losses; (4) Business Automobile Liability insurance to cover all owned, hired and nonowned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000.00; (5) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (6) Employers Liability Coverage of at least $500,000.00 per occurrence. Any company writing any of Tenant's Insurance shall have an A.M. Best rating of not less than A. All Commercial General Liability and Business Automobile Liability Insurance policies shall name Tenant as a named insured and Landlord as an additional insured. If any aggregate limit is reduced because of loss paid to below 75% of the limit required by this Lease, Tenant will notify Landlord in writing within 10 days of the date of reduction. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 10 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance and Landlord's status as an Additional Insured prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 10 days prior to the expiration of the insurance coverage. All of Tenant's Insurance policies, endorsements and certificates will be on forms and with deductibles and self-insured retention, if any, reasonably acceptable to Landlord.

        B.    Landlord's Insurance.    The Landlord, during the term of this Lease will carry and maintain the following insurance ("Landlord's Insurance") at its sole cost and expense (i) commercial general liability insurance applicable to the Building, the Property and Parking Facility, providing, on an occurrence basis, a minimum combined single limit of $7,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella or excess liability policy). Any company writing any of Landlord's insurance will have an A.M. Best rating of not less than A and may be provided by a master or blanket insurance policy. The Landlord's Insurance will name the Landlord as the named insured and Tenant as an additional insured. If any aggregate limit is reduced because of a loss paid to below 75% of the limit required by this Lease, Landlord will notify Tenant in writing within 10 days of the date of reduction. All policies of Landlord's Insurance will contain endorsements that the insurer(s) will give the Tenant at least 10 days advance written notice of any change, cancellation, termination or lapse of insurance. Landlord shall provide Tenant with a certificate of insurance evidencing Landlord's Insurance and Tenant's status as an Additional Insured prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 10 days prior to the expiration of the insurance coverage. All of Tenant's Insurance policies, endorsements and certificates will be on forms and with deductibles and self-insurance retention, if any, reasonably acceptable to Tenant. Landlord shall maintain All Risk property insurance on the Building and Parking Facility at replacement cost value, as reasonably estimated by Landlord.

        C.    Insurance Limits.    Except as specifically provided to the contrary, the limits of either party's insurance will not limit such party's liability under this Lease.

16.    Waiver of Subrogation.    Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waive, and shall cause their respective insurance carriers to waive, any and all rights (by way of subrogation or otherwise) of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY LANDLORD PARTIES OR THE NEGLIGENCE OF ANY TENANT PARTIES. which loss or damage is (or would have been, had the insurance required by this Lease been carried out) covered by insurance.

17.    Casualty Damage.

        A.    Repair or Termination by Landlord.    If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuilding the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) an uninsured loss of the Building occurs. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and/or the Premises to substantially the same condition as existed immediately prior to the date of damage; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of damage, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

        B.    Timing for Repair; Termination by Either Party.    If all or any portion of the Premises is untenantable as a result of fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 180 days from the date the repair and restoration is started, then regardless of anything in Section 17.A. above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of any Tenant Parties or any of Tenant's transferees, contractors or licensees.

18.    Condemnation.    Either party may terminate this Lease if the whole or any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof ("Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate this Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted by Landlord. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation awarded for a Taking, or sales proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

19.    Events of Default.    Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default.

        A.    Tenant's failure to pay when due all or any portion of the Rent ("Monetary Default") within 3 business days after written notice to Tenant. Provided, however, Tenant will be entitled to notice no more than 3 times in a calendar year and thereafter during such calendar year Tenant will be in default if Rental is not paid on the date same is due.

        B.    Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed an additional 10 days) as is reasonably necessary to cure the failure to long as: (1) Tenant commences to cure the failure within 10 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of this Lease on more than two (2) occasions during any 12 month period, Tenant's subsequent violation of the same term, provision or covenant shall, at Landlord's option, be an incurable event of default by Tenant.

        C.    Tenant or any Guarantor becomes insolvent, files a petition for protection under the U.S. Bankruptcy Code (or similar law) or a petition is filed against Tenant or any Guarantor under such laws and is not dismissed within 45 days after the date of such filing, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

        D.    The leasehold estate is taken by process or operation of Law, such as in a condemnation action.

20.    Landlord's Remedies on Default.

        A.    Upon any default, Landlord shall have the right without notice or demand (except as provided in Article 19) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

  (1)
  Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises, including the cost of removing and storing Tenant's furniture, trade fixtures, equipment, inventory or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant's signage and other fixtures, making the Premises ready for a new tenant, including the cost of advertising, commissions, architectural fees, legal fees and leasehold improvements (even if amortized over a new lease term which exceeds the balance of the Term), and any allowances and/or concessions provided by Landlord.

  (2)
  Terminate Tenant's right to possession of the Premises and change the locks, without judicial process, and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. If Landlord terminates Tenant's possession of the Premises under this Section 20.A(2), Landlord shall have no obligation to post any notice and Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion shall determine Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. Landlord shall not be responsible or liable for the failure to relet all or any part of the Premises or for the failure to collect any Rent. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant.

  (3)
  Cure such event of default for Tenant at Tenant's expense (plus a 7.5% administrative fee).

  (4)
  Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease or any other agreement.

  (5)
  In lieu of calculating damages under Sections 20.A(1) or 20.A(2) above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section 20.B) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.

        B.    Tenant Not Relieved from Liabilities.    Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of 18% per annum or the highest rate permitted by Law. In addition, if Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administrative fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

        C.    Mitigation of Damages.    Upon termination of Tenant's right to possess the Premises, Landlord shall, to the extent required by Law (and no further), use objectively reasonable efforts to mitigate damages by reletting the Premises. Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to Section 12.A., or who (1) is an affiliate, parent or subsidiary of Tenant; (2) is not acceptable to any Mortgagee of Landlord; (3) requires improvements to the

Premises to be made at Landlord's expense; or (4) is unwilling to accept lease terms then proposed by Landlord, including: (a) leasing for a shorter or longer term than remains under this Lease; (b) re-configuring or combining the Premises with other space; (c) taking all or only a part of the Premises; and/or (d) changing the use of the Premises. Notwithstanding Landlord's duty to mitigate its damages as provided herein, Landlord shall not be obligated to give any priority to reletting Tenant's space in connection with its leasing of space in the Building.

        D.    Landlord's Lien.    To secure Tenant's obligations under this Lease, Tenant grants Landlord a contractual security interest on all of Tenant's owned furniture, fixtures and equipment now or hereafter situated in the Premises and all proceeds therefrom, including insurance proceeds (collective, "Collateral"). No Collateral shall be removed from the Premises without Landlord's prior written consent until all of Tenant's obligations are fully satisfied (except in the ordinary course of business and then only if replaced with items of same value and quality). Upon any uncured event of default (as defined in this Lease), Landlord may, to the fullest extent permitted by Law and in addition to any other remedies provided herein, enter upon the Premises and take possession of any Collateral without being held liable for trespass or conversion, and sell the same at public or private sale, after giving Tenant at least 10 days written notice (or more if required by Law) of the time and place of such sale. Such notice may be sent with or without return receipt requested. Unless prohibited by Law, any Landlord Party may purchase any Collateral at such sale. The proceeds from such sale, less Landlord's expenses, including reasonable attorneys' fees and other expenses, shall be credited against Tenant's obligations. Any surplus shall be paid to Tenant (or as otherwise required by Law) and any deficiency shall be paid by Tenant to Landlord upon demand. Upon request, Tenant shall execute and deliver to Landlord a financing statement sufficient to perfect the foregoing security interest or Landlord may file a copy of this Lease as a financing statement, as permitted under Law. Landlord retains all statutory rights.

21.    LIMITATION OF LIABILITY.    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NO LANDLORD PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee (s) defined in Article 26) whom Tenant has been notified hold mortgages (defined in Article 26) on the Property, Building or Premise, notice and reasonable time to cure the alleged default. Tenant hereby waives all claims against all Landlord parties for consequential, special or punitive damages allegedly suffered by any Tenant parties, including lost profits and business interruption.

22.    No Waiver.    Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of he default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

23.    Tenant's Right to Possession.    Tenant shall, and may peacefully have, hold and enjoy the Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of any Landlord Parties.

24.    Self-Help.    In the event Landlord is in default of any obligation set forth in this Lease, the Tenant must give written notice to the Landlord specifying with particularity the nature of the default and the reasonable curative action required to cure such default. If the Landlord fails within 7 days of such notice to cure such default or to commence upon a cause of action which, if pursued with reasonable diligence will result in such default being cured, the Tenant may after a 2nd notice to Landlord—providing for 3 additional days notice—commence to cure such default on Landlord's behalf, if, and only if, the alleged default (i) materially and adversely affects Tenant's ability to conduct its business within the Premises; or (ii) results in a substantial likelihood that personal injury or material damage to Tenant's personal property within the Premises and in such event, Tenant may cure such default No notice is required with respect to "emergency" and "life threatening" situations. The Landlord will reimburse the Tenant the reasonable cost incurred by the Tenant in effectuating the curative action, within 30 days of receipt, a detailed invoice reflecting the work done and the cost of such curative action. This sum, if not paid, will bear interest at the legal rate of interest.

25.    Holding Over.    Except for any permitted occupancy by Tenant under Article 30, if Tenant or any party claiming by or through or under Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, continued occupancy of the Premises shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a pre month basis without reduction for partial months during the holdover) equal to 150% of the greater of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including without limitation, consequential damages, that Landlord suffers from the holdover. Tenant shall indemnify Landlord against all claims made by any tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering the possession of the Leased Premises to such other tenant or prospective tenant.

26A.    Subordination to Mortgages; Estoppel Certificate.    Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently affecting the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively, a "Mortgage"). the party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord's interest in this Lease, Tenant shall, without charge, attorn to the successor-in-interest. Tenant shall, within 5 business days after receipt of a written request from landlord, execute and deliver an estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to the best of Tenant's knowledge, there is no default (or stating the nature of the alleged default) and certifying other matters with respect to this Lease that may reasonably be requested.

26B.    The Landlord will, upon execution of the subordination, secure a commercial reasonably nondisturbance and attornment agreement for the benefit of the Tenant from any Mortgagee.

27.    Attorneys' Fees.    If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

28.    Notice.    If a demand, request, approval, consent or notice (collectively, a "Notice") shall or may be given to either party by the other, the Notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, or sent by facsimile, at the party's respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each Notice shall be deemed to have been received or given on the earlier to occur of actual delivery (which, in the case of delivery by facsimile, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile) or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after Notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, changes its Notice Address by giving the other part written notice of the new address in the manner described in this Article.

29.    Reserved Rights.    This Lease does not grant any rights to light or air over or about the Building. Subject to paragraph 7D, Landlord excepts and reserves exclusively to itself the use of: (A) roofs, (B) telephone, electrical and janitorial closets, (C) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (D) right to the land and improvements below the floor of the Premises, (E) the improvements and air rights above the Premises, (F) the improvements and air rights outside the demising walls of the Premises, (G) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, and (H) any other areas designated from time to time by Landlord as service areas of the Building. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord's employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

30.    Surrender of Premises.    At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove all of tenant's property from the Premises as well as any tenant improvements which it is required to remove), and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. Tenant shall also be required to remove Tenant's Removal Property in accordance with Article 9. If Tenant fails to remove any of Tenant's property within 5 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the reasonable expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

31.    Hazardous Materials.

        A.    No Hazardous Material (hereafter defined) (except for de minimis quantities of household cleaning products and office supplies used in the ordinary course of Tenant's business at the Premises and that are used, kept and disposed of in compliance with Laws) shall be brought upon, used, kept or disposed of in or about the Premises or the Building by any Tenant Parties or any of Tenant's transferees, contractors or licensees without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant's request for such consent shall include a representation and warranty by Tenant that the Hazardous Material in question (A) is necessary in the ordinary course of Tenant's business, and (B) shall be used, kept and disposed of in compliance with all Laws. If Contamination (hereinafter defined) occurs as a result of an act or omission of any Tenant Party, Tenant shall, at its expense, promptly take all actions necessary to comply with Laws and to return the Premises, the Building, the Property and/or any adjoining or affected property to its condition prior to such Contamination, subject to Landlord's prior written approval of Tenant's proposed methods, times and procedures for remediation. Tenant shall provide Landlord reasonably satisfactory evidence that such actions shall not adversely affect any Landlord Party or contaminated property. Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after business hours. If Tenant fails to take and diligently prosecute any necessary remediation actions within 30 days after written notice from Landlord or an authorized governmental agency (or any shorter period required by any governmental agency), Landlord may take such actions and Tenant shall reimburse Landlord therefor, plus a 7.5% administrative fee, within 30 days of Landlord's invoice. For purposes of this Article 31, a "Hazardous Material" is any substance (Y) the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws; or (Z) which is now or hereafter defined, listed or regulated by any governmental authority as a "hazardous material", "extremely hazardous waste", "solid waste", "toxic substance", "hazardous substance", "hazardous material" or "regulated substance", or otherwise regulated under any Laws. "Contamination" means any release or disposal of a Hazardous Material in, on, under, at or from the Premises, the Building or the Property which may result in any liability, fine, use, restriction, cost recovery lien, remediation requirement or other government o private party action or imposition affecting any Landlord Party. For purposes of this Lease, claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work, including response costs under CERCLA and similar statutes.

        B.    Landlord hereby represents that to its actual knowledge there are no Hazardous Materials in the land, Building, or Premises other than those normally present in similar properties (such as, for purposes of illustration only, cleaning fluids, solvents, fuels and lubricants) and except as otherwise disclosed in the "Hazardous Materials Report" on file at Landlord's office. The Landlord will permit the Tenant upon reasonable notice to review the Hazardous Materials Report during normal business hours. As used herein, "actual knowledge" is limited to the knowledge of the respective property manager of the Building. Tenant shall not be required to contribute (whether as an operating expense, or otherwise) to the cost of remediating any environmental condition which existed prior to the date of Tenant's first occupancy.

        C.    Landlord shall not knowingly cause or permit any Hazardous Material to be used, stored, generated or disposed of, on or in the Premises, Building, or Parking Facilities by Landlord, Landlord's agents, employees or contractors in violation of Laws. If Hazardous Materials have been or are in the future used, stored, generated, disposed of by Landlord or discovered in the Premises, Building, or Parking Facilities in violation of Laws and Landlord is made aware thereof, then Landlord will as to such Hazardous Materials that are brought into the Premises, the Building and/or the Parking Facilities by Landlord after the Effective Date and in violation of Laws, promptly and at its sole expense take any and all necessary actions to return the Premises, Building, and/or Parking Facilities, as applicable, to a condition which will comply with all applicable Laws.

        D.    The Landlord has disclosed to Tenant that certain materials previously used in the construction, completion, repair or maintenance of the Premises and Building contain or contained asbestos. Tenant acknowledges the possible presence of asbestos-containing materials in the Premises and Building, whether such materials are currently in the Premises and Building or were previously in the Premises and Building, and whether such materials are known or unknown (the "Existing Asbestos"). The Landlord will encapsulate or remove and dispose of the Existing Asbestos only if required pursuant to Laws. Landlord will at its sole cost and expense, encapsulate or remove and dispose of such Existing Asbestos found to exist in the Premises to the extent—but only to the extent—it is required to do so by Law. If the Tenant—after completion of the initial build out of Tenant's improvements—desires to thereafter construct or install any alterations, additions or improvements to the Premises ("Subsequent Alterations") and the design and construction method requires that the existing asbestos be disturbed or released then, provided there is no feasible alternative to the design or construction method other than one which would disturb or release Existing Asbestos, the Landlord will be obligated to encapsulate or remove and dispose of the Existing Asbestos from the effected area at its sole cost and expense to the extent required by Laws and to the extent needed to permit the construction of the Subsequent Alterations.

        E.    In the event (i) a condition occurs that results in a release of any Existing Asbestos located in the Premises, and (ii) such release requires the encapsulation or removal and disposal of such Existing Asbestos pursuant to Laws, then whether or not such condition is attributable to the acts or omissions of Tenant, its employees, agents or contractors, Landlord will encapsulate or remove and dispose of such released Existing Asbestos in accordance with Laws, but at Tenant's expense if such release was due to causes the fault of Tenant.

        F.     The indemnity obligations under this Article 31 shall survive the expiration or earlier termination of this Lease.

32.    Miscellaneous.

        A.    Governing Law; Jurisdiction and Venue; Severability; Paragraph Headings.    This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of Texas with venue in Harris County, Texas. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and title to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease.

        B.    Recording.    Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

        C.    Force Majeure.    Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure") which such period will not exceed 30 days. However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

        D.    Transferability; Release of Landlord.    Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or Property referred to herein, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

        E.    Brokers.    Tenant represents that it has dealt directly with and only with Trione & Gordon, L.L.P. in connection with this Lease who is the Tenant's Broker. Trione & Gordon is also the Landlord's Broker. Tenant shall indemnify and hold the Landlord Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold the Tenant Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a commission to Broker pursuant to the terms and provisions of that certain Commission Agreement executed by and between Landlord and Broker on or before the Effective Date, which Agreement is incorporated herein by reference for the specific purposes set forth in Section 62.022(b) of the Texas Property Code. The Landlord and Tenant acknowledge and consent that Trione & Gordon, L.L.P. is representing both the Tenant and the Landlord.

        F.     Authority; Joint and Several Liability.    Each party hereto covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon and enforceable against Tenant; and (3) Tenant is duly authorized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

        G.    Time is of the Essence; Relationship; Successors and Assigns.    Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights or other options granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding upon only Landlord and Tenant and their permitted successors and assigns.

        H.    Survival of Obligations.    The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections 4.A, 4.B, 8, 14, 20, 25, 30 and 31 shall survive the expiration or early Termination of this Lease.

        I.     Binding Effect.    Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party. The term of this Lease shall commence on the Effective Date and, unless sooner terminated in accordance with the terms hereof, shall end on the Expiration Date.

        J.     Full Agreement; Amendments.    This Lease contains the parties' entire agreement regarding the subject matter hereof. All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

        K.    Tax Waiver.    TENANT WAIVES ALL RIGHTS PURSUANT TO ALL LAWS TO PROTEST APPRAISED VALUES OR RECEIVE NOTICE OF REAPPRAISAL REGARDING THE

PROPERTY (INCLUDING LANDLORD'S PERSONALTY), IRRESPECTIVE OF WHETHER LANDLORD CONTESTS SAME.

        L.    Waiver of Consumer Rights.    TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

        M.   Tenant's Security.    Tenant shall (1) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Parties and any of Tenant's transferees, contractors or licensees in the Common Areas and parking facilities of the Building and Property, from unlawful intrusion, theft, fire and other hazards; (2) keep and maintain in good working order all security devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms), which shall be integrated with any other Building security systems; and (3) cooperate with Landlord and other tenants in the Building on security matters. TENANT ACKNOWLEDGES THAT LANDLORD IS NOT A GUARANTOR OF THE SECURITY OR SAFETY OF THE TENANT OR ANY THIRD PARTY OR OF ANY PROPERTY OWNED BY TENANT OR OWNED BY A THIRD PARTY.

        N.    Additional Use.    The Tenant may, without the consent of the Landlord, use the Premises for social events for its employees, invitees, customers and clients, so long as such events do not violate any applicable laws, statutes, ordinances or rules relating to such use or the consumption of alcoholic beverages.

        O.    Meeting Facilities.    The Building will have conference meeting facilities that, subject to availability, may be reserved by the Tenant. The meeting facility is primarily for the use of Landlord but may be reserved by the Tenant at Landlord's normal and customary charge. The facility may also be leased by Landlord to the Tenant as well as to other tenants, public and community groups on a first-come first-served basis.

        P.     Bike Storage.    Landlord will designate an area on the ground level of the garage for a bicycle rack.

        Q. Title.    A copy of Landlord's policy of title insurance with respect to the Property will be provided to Tenant. A copy of the Condominium Declaration to be filed by Landlord will be provided to Tenant within 30 days of the date of its execution and recordation by Landlord. This Lease will not be effective or binding on Landlord or Tenant until same has been executed by Tenant and approved by the Board of Trustees of the Houston Community College System.

        Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:
Houston Community College System		PROS Revenue Management, Inc.
by:	/s/ BRUCE LESLIE	by:	/s/ CHARLES H. MURPHY
Name:	Bruce Leslie	Name:	Charles H. Murphy
Title:	Chancellor	Title:	SVP & CFO

EXHIBIT A-1

Legal Description of the Property/Building

EXHIBIT "A"

METES AND BOUNDS DESCRIPTION
1.4423 ACRE (62,825 SQ. FT.)
OBEDIENCE SMITH SURVEY, A-696
HARRIS COUNTY, TEXAS

        BEING a tract or parcel containing 1.4423 acre (62,825 square feet) of land situated in the Obedience Smith Survey, Abstract Number 696, Harris County, Texas, being that same tract of record under Harris County Clerk's File Number S889980, all of Lot 1, Lot 2, Lot 3, Lot 4, Lot 6, Lot 7, Lot 12, part of Lot 5, Lot 8 and Lot 11, Block 1, of Main Street Addition a subdivision of record in Volume 55, Page 153, of the Harris County Deed Records, all of Lot 10 and part of Lot 5, Lot 8, Lot 9 and Lot 11, Block 55 of Fairgrounds Addition a subdivision of record in Volume 55, Page 222 of the Harris County Deed Records, Harris County, Texas, said 1.4423 acre tract being more particularly described as follows with all bearings referenced to the City Of Houston Survey Marker Numbers 5356-1516A and 5356-1312B:

        BEGINNING at an "X" in concrete found for the intersection of the southeasterly right-of-way line of Travis Street (80 feet wide) and the southwesterly right-of-way line of Elgin Avenue (80 feet wide), at the common north corner to said Lot 10 and the herein described tract;

        THENCE, South 57°08'26" East, along said southwesterly right-of-way line, 251.30 feet to a PK nail found for the intersection of said southwesterly right-of-way line and the northwesterly right-of-way line of Main Street (width varies) for the common east corner to said Lot 5 and the herein described tract;

        THENCE, South 32°51'34" West, along said northwesterly right-of-way line, 250.00 feet to an "X" in concrete found for the intersection of said northwesterly right-of-way line and the northeasterly right-of-way line of Stuart Avenue (50 feet wide) for the common south corner to said Lot 1 and the herein described tract;

        THENCE, North 57°08'26" West, along said northeasterly right-of-way line, 251.30 feet to an "X" cut in concrete found for the intersection of said northeasterly right-of-way line and the southeasterly right-of-way line of the aforementioned Travis Street, for the west corner of said Lot 6 and the herein described tract;

EXHIBIT "A"

        THENCE, North 32°51'34" East, along said southeasterly right-of-way line, 250.00 feet to the Point Of Beginning and containing 1.4423 acre (62,825 square feet) of land.

Note:    This Metes and Bounds Description is referenced to a plat of survey prepared by Cobb, Fendley & Associates, Inc. dated June 29, 1999.

Cobb, Fendley & Associates, Inc.
5300 Hollister, suite 400
Houston, Texas 77040
Job Number 99-02-134-01,
Dated May 29, 1999
Revised August 11, 1999
Revised August 18, 1999

EXHIBIT "A"

DESCRIPTION OF A TRACT OF LAND CONTAINING
50,260 SQUARE FEET (1.1538 ACRES) SITUATED
IN THE OBEDIENCE SMITH SURVEY, A-696,
HARRIS COUNTY, TEXAS

        Being a tract of land containing 50,260 square feet (1.1538 acres) situated in the Obedience Smith Survey, A-696, in Harris County, Texas, and also being comprised of all of Lots 1, 2, 5, 6, 7, 8, 9 and 10, Block 54 of Fairgrounds Addition, a subdivision recorded in Volume 55, Page 222 of the Deed Records of Harris County, Texas, and also being comprised of Lots 2, 3, 4, 5 and 18 of the Mary A. Stevens Addition, a subdivision recorded in Volume 42, Page 13 of the Deed Records of Harris County, Texas. Said 50,260-square foot tract being the same property as that conveyed unto Southwestern Bell Telephone Company comprised of a 40,105-square foot tract and a 10,155-square foot tract recorded in Volume 3434, Page 263 and Volume 3941, Page 163 respectively in the Deed Records of Harris Coanty, Texas. Said 50,260-square foot tract being more particularly described by metes and bounds as follows:

        COMMENCING FOR REFERENCE at a 1" brass disk (City of Houston Reference Monument No. 81) found at the center of the intersection of Main Street (width varies) and Elgin Avenue (80 feet wide) from which a 2" brass disk (City of Houston Reference Monument No. 5356-1516A) bears North 32° 51'34" East, a distance of 1651.31 feet;

        THENCE North 32° 51' 34" East with the Main Street City of Houston reference line, a distance of 40.00 feet to a point;

        THENCE North 57° 08' 26" West, a distance of 43.65 feet to a point for the south corner of said Southwestern Bell Telephone tact, the south corner of said tract herein described and the POINT OF BEGINNING from which a PK nail found in concrete bears North 0.1 feet and West 0.2 feet, said POINT OF BEGINNING also being located at the intersection of the northwest right-of-way line of said Main Street with the northeast right-of-way line of said Elgin Avenue;

        THENCE North 57° 08' 26" West with the northeast right-of-way line of Elgin Avenue, a distance of 251.30 feet to a 1 1/2-inch brass disk set in concrete for the west corner of said tract herein described located at the intersection of the northeast right-of-way line of said Elgin Avenue with the southeast right-of-way line of Travis Street (80 feet wide);

        THENCE North 32° 51' 34" East with the southeast right-of-way line of said Travis Street, a distance of 200.00 feet to a "+" stamped in a brass plate found for the north corner of said tract herein described located at the intersection of the southeast right-of-way line of said Travis Street with the southwest right-of-way line of Rosalie Avenue (50 feet wide);

        THENCE South 57° 08' 26" East with the southwest right-of-way line of said Rosalie Avenue, a distance of 251.30 feet to a "+" stamped in a brass plate found for the east corner of said tract herein described located at the intersection of the southwest right-of-way line of said Rosalie Avenue with the northwest right-of-way line of Main Street (width varies);

EXHIBIT "A"

        THENCE South 32° 51' 34" West with the northwest right-of-way line of said Main Street, a distance of 200.00 feet to the POINT OF BEGINNING and containing 50,260 square feet (1.1538 acres) of land, more or less.

        This description has been prepared based upon the results of a field survey completed on October 19, 1993.

Compiled by:

COBB, FENDLEY & ASSOCIATES, INC.
5300 Hollister, Suite 400
Houston, Texas 77040

Job No. 99-02-148-01

October 19, 1993

REVISED: November 1, 1993

    Changed monumentation for the west corner referenced in the fifth paragraph from a hole punched in concrete to a 1-1/2-inch brass disk set in concrete.

REVISED: August 18, 1999

    Changed the Volume Number/Page Number for the 40,105 sq.ft. tract in paragraph one from 55/222 to 3434/263, and the monumentation in the second paragraph from a 2" brass disk to a 1" brass disk.

EXHIBIT A-2

Outline and Description of the Premises

Initial Premises.

The Initial Premises to be leased and occupied by the Tenant consists of the floor and areas specified on this Exhibit A-2—page 21a and page 21b as the Initial Premises, which will be 65,831 RSF on floors 9 through 10 located and configured on the attached floor plan.

Subsequent Premises.

The Subsequent Premises consist of approximately 7,369 RSF, which is the balance of the 9th floor (page 21c), which will be available for tenant build out with the Landlord Construction Obligation substantially complete no later than February 1, 2001.

The description of the Premises set forth in this Exhibit A-2 will be modified as necessary to conform to the Condominium Declaration to be filed by the Landlord, so long as such modification does not increase or decrease Tenant's right or obligations under the terms of this Lease.

EXHIBIT A-2

Outline and Description of the Premises

INITIAL PREMISES

[IMAGE]

3100 S. MAIN STREET

LEVEL 10 - 36,600 RENTABLE SQUARE FEET
(BEING THE ENTIRETY OF THE 10TH FLOOR)

EXHIBIT A-2

Outline and Description of the Premises

INITIAL PREMISES

[IMAGE]

3100 S. MAIN STREET

LEVEL 09 - 29,231 RENTABLE SQUARE FEET
(BEING THE ENTIRETY OF THE 9TH FLOOR,
SAVE AND EXCEPT THE SUBSEQUENT PREMISES
IDENTIFIED ON PAGE 21-C)

EXHIBIT A-2

Outline and Description of the Premises

SUBSEQUENT PREMISES

[IMAGE]

3100 S. MAIN STREET

LEVEL 0—7,369 RENTABLE SQUARE FEET
(CROSS HATCHED AREA)

EXHIBIT B

Rules and Regulations

        1.     Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by tenant for any purpose other than ingress and egress to and from the premises and for going from one part to another part of the Building. Corridor doors, when not in use, shall be kept closed.

        2.     No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building except of such color, size and style and in such places as shall be first approved in writing by Landlord, nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatment.

        3.     Landlord will provide and maintain an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing. Additionally, Landlord's acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute it for, Landlord's consent, as required by this lease, to any sublease, assignment or other occupancy of the demised premises,

        4.     With respect to work being performed by tenants in any leased premises with the approval of Landlord, all tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision and approval before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephone, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Should a tenant require telegraphic, telephonic, enunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and place and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission.

        5.     All deliveries of other than hand carried items must be made via the service entrances and service elevator. Any deliveries, removals or relocations of large, bulky or voluminous items, such as furniture, office machinery and equipment, etc., can only be made after obtaining approval from the Landlord and at those times specified by the Landlord which, upon prior arrangement with Landlord maybe after hours. A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manger, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord.

        6.     All movement referred to in Paragraph 5 above shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to Landlord's decision, as to the time, method and routing of movement and as to limitations for safety or other concern which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to damages to articles moved and injury to persons engaged in such movement, including without limitation equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the property to completion of work; and Landlord shall not be liable for any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

        7.     Each tenant shall cooperate with Landlord's employees in keeping its Leased Premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel. Landlord shall be in no way responsible to the tenants, their agents, employees, or invites for any loss of property from the Leased Premises or public areas or for any damages to any property thereon form any cause whatsoever.

        8.     Plumbing, fixtures and appliances shall be used only for the purposes of which designed, and no sweepings, rubbish, rags or other suitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant of such tenant's agents, employees or invitees, shall be paid by such tenant, and Landlord shall not in any case be responsible therefor.

        9.     To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by person appointed or approved by Landlord in writing.

        10.   Tenants shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenant's or persons having business with them.

        11.   Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. Except for guide dogs, no birds or animals shall be brought into or kept in, on or about the Building.

        12.   No machinery of any kind shall be operated by any tenant on its leased area without the prior written consent of the Landlord.

        13.   No portion of any Tenant's premises shall at any time be used or occupied as sleeping or lodging quarters or for any unlawful or immoral purposes.

        14.   Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, including without limitation any inflammable or explosive fluid or substance, that will in any way increase the possibility of fire or other casualty, or do anything in conflict with valid laws, rules or regulations of any governmental authority.

        15.   Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

        16.   Landlord or its agents or employees shall have the right to enter the premises to examine the same or to make such repairs, alterations, or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

        17.   Landlord shall have the following rights, exercisable without notice and without liability to tenant for damage or injury to property, persons or business and without effecting an eviction or disturbance of tenants use or possession or giving rise to any claim for offset or abatement of rent:

          a.     To change the Building's name and street address.

          b.     To install, affix and maintain any and all signs on the exterior and interior of the Building.

          c.     To control all internal lighting that may be visible from the Building exterior and to maintain exterior building uniformity.

          d.     To retain at all times and to use in appropriate instances keys to all doors without and into the premises.

          e.     To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building or any part thereof, and to enter upon the premises for such purposes, to temporarily close doors, entryways, public space, corridors, interrupt or temporarily suspend Building services and facilities, change the arrangement and location of entrances, passageways, doors, elevators, shafts, stairs, toilets, etc. without abatement of rent or affecting any of tenant's obligations hereunder so long as the premises are reasonably accessible.

          f.      To bear and retain a permanent title to the premises free and clear of any act of tenant purporting to burden or encumber them.

          g.     To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude tenant from the use expressly permitted herein.

          h.     Prohibit the placing of vending machines or dispensing machines of any kind in the premises without Landlord's written permission.

          i.      To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including, without limitation, the search of the Building and its occupants and persons entering and leaving the Building, evacuation of the Building for cause, suspected cause or drill purposes, temporary denial of access to the Building and the closing of the Building after regular working hours.

          j.      To deny entrance to the Building or remove any person or persons (including tenants, tenants' employees, business invitees, visitors or any other persons) from the Building in any case where the conduct of such person involves a potential hazard, nuisance, unreasonable risk, or threat of bodily injury or harm to any tenant or other party whose presence is permitted in the Building, or to the public, or in the event of any fire or other emergency, riot, civil commotion or similar disturbance involving a substantial risk of damage to the Building or bodily harm to the tenants or their employees, business invitees, visitors or the general public. An unreasonable risk of bodily harm is to be determined by the Landlord in its sole discretion and shall include possessing or carrying a club, explosive, weapon, firearm, illegal knife, switchblade knife, hoax bomb, chemical dispensing device or zip gun (as those terms are defined in Section 46.0001 of the Texas Penal Code). Landlord shall have the right at any time and from time to time to install and utilize metal detectors or similar security screening devices in the Building and to deny access to persons who create an unreasonable risk of bodily harm to tenants or other persons lawfully present in the Building.

        19.   Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

TENANT:	LANDLORD:
PROS Revenue Management, Inc.	Houston Community College System
by:
Name:	Name:
Title:	Title:

EXHIBIT C

Commencement Letter

    RE:
    Office Lease dated                        , 2001 (the "Lease") between HCCS ("Landlord") and PROS Revenue Management, Inc. ("Tenant") for Premises, the Rentable Square Footage of which is                        square feet, located on the                        floors of the Building. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

  1.
  Except for the any "punchlist" items if any, Landlord has fully completed all Landlord Work required under the terms of the Lease. Any such "punchlist" will be in writing and signed by both Tenant and Landlord.

  2.
  The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work or other construction (except punchlist items), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

  3.
  The Commencement Date of the Lease is                        , 2001.

  4.
  The Expiration Date of the Lease is the last day of                        , 20    .

  5.
  Tenant's Address at the Premises after the Commencement Date is:

________________________________________________
________________________________________________
________________________________________________
________________________________________________

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

            EXECUTED as of                        , 2001.

TENANT:	LANDLORD:
PROS Revenue Management, Inc.	Houston Community College System
by:	by:
Name:	Name:
Title:	Title:

EXHIBIT D

Landlord Construction Obligation

This Exhibit D is attached to an Office Lease between Houston Community College System as Landlord and PROS Revenue Management, Inc. as Tenant. Capitalized and defined terms in this Exhibit D will have the same meaning as in the Lease unless otherwise indicated in this Exhibit D.

I.
LANDLORD CONSTRUCTION OBLIGATION.

  The Landlord will deliver the Premises to the Tenant on an "AS IS WHERE IS" basis, with the following modifications:

  a.
  A standard building sprinkler system for a normal office configuration installed on a 15' by 15' grid basis.

  b.
  Refurbished restrooms on the floors on which the Premises are situated, with new finishes and in compliance with all Laws and in compliance with all current standards for ADA compliance, in existence as of the date of lease execution.

  c.
  General Compliance. The Landlord will be responsible for general compliance of applicable Laws including ADA standards in building common areas—other than the Leased Premises—in the Parking Facility and building entrances.

  d.
  A refurbished HVAC system which will have installed the main duct work for each floor with VAV boxes and DDC controls—a 32 zone system.

  e.
  A base ceiling grid will be installed on a 2' by 4' grid cross bars and 2' by 2' lay in ceiling tiles (Building Standard) to be stocked on each floor on which the Leased Premises are situated.

  f.
  New 2' × 4' building standard parabolic lights in will be stored on each floor on which the Leased Premises are situated at a ratio equal to one unit per 75 square feet of useable square footage.

  g.
  Installed building standard mini blinds.

  The Premises will be delivered to the Tenant with the above improvements substantially complete. The Tenant will be obligated at its own expense to modify any of the above to the extent modification is necessary as a result of Tenant's occupancy requirements or to secure a Certificate of Occupancy for the Premises.

EXHIBIT E

Parking Agreement

        This Parking Agreement (the "Agreement") is attached as an Exhibit to an Office Lease (the "Lease") between Houston Community College System, as Landlord, and PROS Revenue Management, Inc., as Tenant, for Premises, the Rentable Square Footage of which is as set forth on Exhibit A-2 of the Lease. Unless otherwise specified, all capitalized terms used in this Agreement shall have the same meanings as in the Lease. In the event of any conflict between the Lease and this Agreement, the latter shall control.

1.    Unreserved Parking.    On the Commencement Date the Landlord will deliver and the Tenant will accept the number of Parking Permits specified in paragraph 7H of the Lease which will allow access to unreserved spaces in parking facilities which Landlord provides for the use of tenants and occupants of the Project which such facility is located at 3220 Main Street (the "Parking Facilities"). During the Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each unreserved permit, plus any taxes thereon. The current rate is $45 plus tax per permit per month. Tenant's failure to pay for any of the above-referenced unreserved parking permits (as set forth in Section 4.I) shall be an event of default under the Lease.

2.    Tenant shall at all times comply with all rules, regulations and applicable Laws respecting the use of the Parking Facilities. Landlord reserves the right to adopt, modify, and enforce reasonable rules and regulations governing the use of the Parking Facilities from time to time including key-card, sticker, or other identification or entrance systems and hours of operations. Landlord may refuse to permit any person who violates such rules and regulations to park in the Parking Facilities, and any violation of the rules and regulations shall subject the care to removal from the Parking Facilities.

3.    Tenant may validate visitor parking within the Parking Facility by such method or methods as Landlord may approve, at the validation rate of $1.00 per car per day for Tenant's visitors during the Original Lease Term and thereafter at the current charge which may thereafter be applicable to visitor parking. Unless specified to the contrary above, the parking spaces for the parking permits provided hereunder shall be provided on an unreserved, "first-come, first-served" basis. Tenant acknowledges that Landlord has arranged or may arrange for the Parking Facilities to be operated by an independent contractor, not affiliated with Landlord. In such event, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Except for intentional acts or gross negligence, Landlord shall have no liability whatsoever for any damage to vehicles or any other items located in or about the Parking Facilities, and in all events, Tenant agrees to seek recovery from its insurance carrier and to require Tenant's employees to seek recovery from their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facilities. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, with assigned and/or reserved spaces. Such reserved spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such assigned or reserved parking spaces. Landlord also reserves the right to close all or any portion of the Parking Facilities, at its discretion if required by casualty, strike, condemnation, repair, alteration, acts of God, Laws, or other reason beyond Landlord's reasonable control; provided however, that except for matters beyond Landlord's reasonable control, any such closure shall be temporary in nature. If Tenant's use of any parking permit is precluded for any reason, Tenant's sole remedy for any period during which Tenant's use of any parking permit is precluded shall be abatement of parking charges for such precluded permits. Tenant shall not assign its rights under this Agreement except in connection within a Permitted Transfer.

4.    Except as may be expressly set forth to the contrary in Paragraph 1 of this Agreement, if Tenant fails to pay any charges for parking permits as provided herein, or otherwise defaults in its performance of an of the terms or conditions of this Agreement, such default shall constitute an event of default under the Lease, and in addition to any rights or remedies available to Landlord in the event of a default under the Lease, and in addition to any rights or remedies available to Landlord in the event of a default under the Lease, Landlord shall have the right to cancel this Agreement and/or remove any vehicles from the Parking Facilities. In addition, any default under the Lease shall constitute a default under this Agreement.

5.    TENANT ACKNOWLEDGES AND AGREES THAT TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING WITHOUT LIMITATION, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILES OR THE CONTENTS THEREFOR DUE TO THEFT, VANDALISM, OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE PARKING FACILITIES OR EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY, HOWEVER, TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

6.    WITHOUT LIMITING THE PROVISIONS OF PARAGRAPH 5 ABOVE, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES, AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF USING THE PARKING FACILITIES, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER, THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF ITS OFFICERS, AGENTS, SERVANTS, OR EMPLOYEES FOR ANY SUCH CAUSE OF ACTION. IT IS THE INTENTION OF TENANT BY THIS INSTRUMENT, TO EXEMPT AND RELIEVE LANDLORD FROM LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE CAUSED BY THE NEGLIGENCE OF THE LANDLORD.

        Tenant acknowledges that it has read the provisions of Paragraph 6, has been fully and completely advised of the potential dangers of parking in the Parking Facilities, and is fully aware of the legal consequences of this instrument.

RIDER NO. 1

Expansion Option

Expansion Option:    Provided the Tenant is not then in default under the terms and conditions of this Lease after any applicable cure period, the Landlord grants to the Tenant two expansion options to expand the Leased Premises on the same terms and conditions as that set forth in this Lease on the following terms and conditions:

First Expansion Option

First Expansion Space:    Approximately 12,200 NRF of contiguous space on the 8th floor of the Building.

Commencement Date:    The earlier to occur of (i) the date Tenant takes occupancy for its Intended Use of the First Expansion Space; or (ii) the first day of the 37th month from the Commencement Date of the Initial Premises, so long as Landlord's Construction Obligation is completed at least 90 days prior to such date. Landlord will grant access to Tenant to such space for a period of 90 days prior to the Commencement Date for the purpose of constructing its required leasehold improvements.

Option Exercise:    To exercise this Option the Tenant must give written notice on or before 270 days prior to the last day of the 36th month of the Term. In the event the Tenant does not so exercise this First Expansion Option by such date, the First and Second Expansion Option will be terminated.

Term:    The balance of the Term as set forth in Section 1G.

Landlord Construction Obligation:    The Landlord will deliver and the Tenant will accept the First Expansion Space AS IS WHERE IS with the Landlord's Construction Obligation as set forth in Exhibit D, completed.

Rental Abatement:    See paragraph 1D—First Expansion Option—in the Main Lease Contract.

Parking:    Additional parking permits will be made available based upon 3 spaces per 1,000 RSF. The Tenant will be obligated to accept same at the then prevailing Rental Rate.

EXPANSION NOTICE:    The Landlord will notify the Tenant ("Expansion Notice") of its opinion of the Market Rental Rate (defined later) within 15 days of the date that Tenant notifies the Landlord that it intends to exercise any option to expand pursuant to the First Expansion Option or the Second Expansion Option. The Tenant will, within 15 days of receipt of the Expansion Notice (i) accept the rate specified by the Landlord and irrevocably exercise the Expansion Option; or (ii) withdraw its notification and in such event the parties will proceed as if the Tenant had never notified the Landlord of its intent to exercise an Expansion Option; or (iii) reject the rate specified by the Landlord but irrevocably exercise the Expansion Option subject to a determination of Market Rental Rate by Arbitration.

Second Expansion Option

Second Expansion Space:    Provided (i) the Tenant has exercised the First Expansion Option; and (ii) the Renewal Option set forth below, approximately 12,200 RSF of contiguous space on the 8th floor, the location of which will be subject to Landlord's discretion, but will be contiguous to the First Expansion Option Space.

Commencement Date:    The earlier to occur of (i) the date Tenant takes occupancy of the Second Expansion Space; or (ii) the first day of the Renewal Term, so long as Landlord's Construction Obligation is completed at least 90 days prior to such date. The Landlord will grant access to Tenant to such space for a period of 90 days prior to the Commencement Date for the purpose of constructing its required leasehold improvements.

Option Exercise:    To exercise this Option the Tenant must give written notice on or before 270 days prior to the last day of the Term.

Term:    Same as the First Expansion Option.

Landlord Construction Obligation:    The Landlord will deliver and the Tenant will accept the Second Expansion Space AS IS WHERE IS with the Landlord's Construction Obligation as set forth in Exhibit D, completed.

Rental Abatement:    See paragraph 1D—Second Expansion Option—in the Main Lease Contract.

Parking:    Same as the First Expansion Option.

Landlord Notice:    See First Expansion Option.

Exercise of Option:    Same as the First Expansion Option.

PREFERENTIAL RIGHTS

Preferential Right Space:    The Landlord grants to the Tenant a preferential leasing right to lease (i) the balance of any floor on which Tenant has leased space; and (ii) any area which is within the Expansion Space ("Preferential Right Space") during the entire Lease Term and any renewal thereof.

"Available Space" will mean the Available Space which is within the Preferential Right Space which (i) the Landlord has determined to lease; (ii) an existing tenant lease expires within 9 months and such space is not otherwise subject to an existing expansion option, renewal right or preferential option to lease; (iii) can be "recaptured" by Landlord or will be recaptured by Landlord as a result of a tenant default or as a result of the exercise by the Landlord of a right to terminate a Lease.

Preferential Notice:    If Landlord determines to lease space which is included within the Preferential Right Space it will give notice to the Tenant ("Preferential Notice") which will (i) state the amount of space available; (ii) its location; (iii) the Landlord determination of Market Rental Rate; and (iv) the date of availability. The Tenant will, within 20 days of receipt of Preferential Notice (i) accept the rate specified by the Landlord and irrevocably exercise the Preferential Right; or (ii) withdraw its notification and in such event the parties will proceed as if the Tenant had never notified the Landlord of its intent to exercise a Preferential Right; or (iii) reject the rate specified by the Landlord but irrevocably exercise the Preferential Right subject to a determination of Market Rental Rate by Arbitration.

Rental Rate and Term:

  Commencement Date:    90 days after Landlord tenders possession of the Preferential Right Space with Landlord's Construction Obligation complete.

  Base Rental:    95% of the Market Rental Rate set forth in the Preferential Notice.

  Term:    A term equal to the then remaining initial lease term as set forth in paragraph 1g.

  Tenant Improvement Allowance:    A Tenant Improvement Allowance will be paid to the Tenant based upon the Tenant Improvement Allowance to be paid to the Tenant on the Subsequent Premises.

  Parking:    Same as the First Expansion Option.

Landlord Construction Obligation:    The Landlord will deliver the Preferential Right Space AS IS WHERE IS with the Landlord's Construction Obligation completed as set forth in Exhibit D, completed.

Failure of the Landlord to Lease Preferential Rights Space:    If the Tenant elects not to exercise its right to lease, the Landlord may attempt to lease the Available Space to any third party without restriction. Notwithstanding the above, if the Landlord receives a bona fide offer to lease space within such period, the Tenant will have a "Second Preferential Right" to lease the Available Space on the same terms as in the offer, except that the Lease Term will be the remainder of the Lease Term on the Premises, to be exercised within 5 days of receipt of notice from the Landlord of the terms of such bona fide offer.

If Tenant then declines a second time, the Landlord will have a second 120-day period in which to lease the space for a sum equal to at least 90% of the rental rate set forth in the offer notice.

RENEWAL OPTION

Provided the Tenant is not in default under the terms of this Lease, then upon written notice from Tenant to Landlord ("Renewal Notice"), not less than 180 days prior to the end of the Lease Term (but no more than 270 days prior to the end of the Lease Term), the Tenant may renew this lease for one additional 60 month term ("Renewal Term") with respect to a minimum of one full floor which is within the Leased Premises, and the rental rate for such term will be 95% of the then prevailing Market Rental Rate provided that other than rental, all other terms and conditions of the Lease will remain in full force and effect. The Renewal Option granted by this paragraph will terminate if during Term, Tenant subleases in excess of 50% of the Premises or assigns this Lease to a nonaffiliated party. Tenant may exercise the option expressed by this paragraph, but in so doing will be required to renew and extend the Lease for the entire Renewal Term for at least 1 full floor of the Premises.

Landlord Construction Obligation:    None

Rental Rate:    95% of the Market Rental Rate.

Within 15 business days receipt of the Renewal Notice, Landlord will notify Tenant ("Landlord Renewal Notice") of the Market Rental Rate for such Renewal term. Tenant may accept the terms set forth in the Landlord Renewal Notice by written notice ("Acceptance Notice') to Landlord given within 15 days after receipt of the Renewal Notice. Tenant will within 15days after receipt of the Landlord's Renewal Notice: (i) accept the rate specified by Landlord and irrevocably exercise the Renewal Option; or (ii) withdraw its Renewal Notice and in such event the parties will proceed as if the Tenant had never notified Landlord of its intent to exercise the Renewal Option; or (iii) reject the rate specified by Landlord but irrevocably exercise the Renewal Option subject to the determination of the Market Rental Rate by Arbitration.

—MARKET RENTAL RATE—

Market Rental Rate ("MRR") is the effective rental rate (as of the date of lease commencement) that a willing tenant would pay and a willing landlord would accept in arm's length, bona fide negotiations for a new lease of the space for which the MRR is being determined to be executed at the time of determination and to commence on the commencement of Tenant's lease of that space under the Lease, based upon other lease transactions made in the Building and other class B office Buildings of equal size in the Midtown and Downtown Houston, Texas taking into consideration all relevant terms and conditions of any comparable leasing transactions, including, without limitation: (i) location, quality and age of the building; (ii) use and size of the space in question; (iii) location and/or floor level within the building; (iv) extent of leasehold improvement allowance; (v) the amount of any abatement of rental or other charges; parking charges or inclusion of same in rental; (ix) relocation allowances; (x) refurbishment and repainting allowances; (xi) any and all other concessions or inducements; (xii) extent of services provided or to be provided; (xiii) distinction between "gross" and "net" leases; (xiv) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); (xv) any other adjustments (including by way of indexes) to base rental; (xvi) credit standing and financial stature of the tenant; and (xvii) length of term. As used herein, "effective rental rate" means the stated net base rental rate (i.e., the base rental exclusive of any "expense stop" or "base year" operating expense amount), less the discounted present value (using a 10% discount factor) of all allowances rental abatements and other concessions or inducements paid or provided to the tenant by the landlord under the applicable lease. In the event of a dispute Market Rental Rate will be determined by binding Arbitration.

— ARBITRATION—

Any controversy or claim between the parties arising out of or relating to the Market Rental Rate may be submitted to arbitration upon Tenant or Tenant's written request served on Landlord. Any arbitration conducted under this section will comply with and be governed by the Texas General Arbitration Act and will be binding on both Landlord and Tenant.

PROS Revenue Management, Inc.		Houston Community College System
by:	/s/ CHARLES H. MURPHY	by:	/s/ BRUCE LESLIE
Name:	Charles H. Murphy	Name:	Bruce Leslie
Title:	SVP & CFO	Title:	Chancellor

RIDER NO. 2

CLEANING SPECIFICATIONS

GENERAL CLEANING

NIGHTLY

  General Offices:
  All hard surfaced flooring to be swept using approved dustdown preparation.
  Carpet sweep all carpets moving only light furniture (desks, file cabinets, etc. not to be moved).
  Hand dust and wipe clean all furniture, fixtures and window sills.
  Empty all waste receptacles and remove wastepaper.
  Wash clean al Building water fountains and coolers.
  Sweep all private stairways.

  Lavatories:
  Sweep and wash all floors, using proper disinfectants.
  Wash and policy all mirrors, shelves, bright work and enameled surfaces.
  Wash and disinfect all basins, bowls and urinals.
  Wash all toilet seats.
  Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
  Empty paper receptacles, fill receptacles from tenant supply and remove wastepaper.
  Fill toilet tissue holders from tenant supply.
  Empty and clean sanitary disposal receptacles.

WEEKLY

  Vacuum all carpeting and rugs.
  Dust all door louvers and other ventilating louvers within a person's normal reach.
  Wipe clean all brass and other bright work.

QUARTERLY

  High dust premises complete including the following:
  Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.
  Dust all vertical surfaces, such as walls, partitions, doors, doorframes and other surfaces no reached in nightly cleaning.

SEMI-ANNUALLY

  Wash all windows (exterior and interior)

QuickLinks

OFFICE LEASE
RENTAL ABATEMENT Initial Premises
Subsequent Premises
First Expansion Option
Second Expansion Option
Preferential Right Area
EXHIBIT A-1 Legal Description of the Property/Building
EXHIBIT "A"
EXHIBIT "A"
EXHIBIT "A"
EXHIBIT "A"
EXHIBIT A-2 Outline and Description of the Premises
EXHIBIT A-2 Outline and Description of the Premises INITIAL PREMISES
EXHIBIT A-2 Outline and Description of the Premises INITIAL PREMISES
EXHIBIT A-2 Outline and Description of the Premises SUBSEQUENT PREMISES
EXHIBIT B Rules and Regulations
EXHIBIT C Commencement Letter
EXHIBIT D Landlord Construction Obligation
EXHIBIT E Parking Agreement
RIDER NO. 1 Expansion Option
First Expansion Option
Second Expansion Option
PREFERENTIAL RIGHTS
RENEWAL OPTION
— MARKET RENTAL RATE—
— ARBITRATION—
RIDER NO. 2 CLEANING SPECIFICATIONS